Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Julie Koenig Loignon
(502) 636-4502 (office)
juliek@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2007 THIRD-QUARTER RESULTS

•                  Net Revenues From Continuing Operations Grow By 7.1 Percent

•                  EBITDA From Continuing Operations Holds Steady Year Over Year, Despite Insurance Recoveries of $1.8 Million Recorded in Third Quarter of 2006

LOUISVILLE, Ky. (Nov. 7, 2007) — Churchill Downs Incorporated (NASDAQ: CHDN) (“Churchill Downs” or “Company”) today reported results for the third quarter and nine months ended Sept. 30, 2007.

Net revenues from continuing operations for the third quarter of 2007 grew 7.1 percent to $103.9 million, compared to the $97.0 million reported during the same period of 2006. The growth in net revenues from continuing operations was driven primarily by the Company’s June 2007 acquisition of the AmericaTAB and Bloodstock Research Information Systems advance-deposit wagering (“ADW”) and data-services companies; the May 2007 launch of the Company’s first owned and operated ADW platform, TwinSpires.com; and the improved performance of Arlington Park. The Chicago-area racetrack experienced larger field sizes and higher pari-mutuel wagering on its races during the third quarter after installing a synthetic racing surface in April 2007.

The Company’s higher net revenues from continuing operations were offset partially by lower net revenues at Churchill Downs Racetrack, which hosted six fewer days of live racing during the third quarter of 2007 compared to the same period one year ago. Despite hosting four additional race days during the quarter, Calder Race Course also experienced lower net revenues due to heavy rains throughout the summer months that forced 55 turf races, more than one-third of all turf races scheduled during the third quarter, to be moved to the dirt surface. Calder also faced additional in-market competition for simulcast customers from South Florida pari-mutuel operations that already offer alternative gaming.

EBITDA (earnings before interest, taxes, depreciation and amortization) from continuing operations for the third quarter of 2007 totaled $10.0 million and was relatively unchanged year over year. During the third quarter of 2006, the Company recognized $1.8 million of pre-tax insurance recoveries, net of impairment losses, related to Hurricane Wilma.

Net earnings from continuing operations during the third quarter of 2007 were $1.1 million, or $0.08 per diluted common share, compared to $2.9 million, or $0.21 per diluted common share, during the third quarter of 2006.

President and Chief Executive Officer Robert L. Evans said the Company made steady progress during the quarter on the path for growth outlined earlier this year. “We continued to see solid results from our core business as we grew overall net revenues from continuing operations by 7 percent; grew net pari-mutuel revenues from our racing operations by 6 percent; and grew total handle for the period by 1 percent,” Evans stated. “We grew top-line revenues even though two major ADW sites and a large rebate operator were not taking wagers on Churchill Downs races last summer — and our own ADW platforms were not able to offer races from Saratoga, Del Mar, Belmont and other popular tracks.

“We are pleased with the performance of our acquired ADW platforms and data service businesses in terms of handle, data product sales and new customer sign-ups, and we look forward to additional growth in the fourth quarter as we continue to integrate our platforms and their offerings.  Additionally in October, we secured the right for these ADW platforms to accept wagers from California residents, the largest account-wagering market in the nation. Our ADW sites will offer the premier horse racing content available during the fall, winter and spring months, with races from Churchill Downs, Fair Grounds, Hollywood Park, Santa Anita Park, Gulfstream Park and Oaklawn Park all part of our wagering line up.

“In September, we opened our temporary slot machine gaming facility at Fair Grounds in New Orleans with 245 machines. The fourth quarter will give us a better measure of our Louisiana gaming operations overall impact on earnings, as the temporary facility was only open 12 days during the third quarter. Construction is now underway on our permanent building, and our 2007-08 racing season begins Thanksgiving Day.

“We were pleased to see improved results from Arlington Park during the third quarter, due in part to higher wagering levels. Arlington experienced a very difficult 2006 racing season, marked by negative publicity related to a number of on-track horse injuries. Considering the challenges they faced one year ago, we are encouraged by Arlington’s 2007 performance.

“In closing, I’d like to welcome our new chief financial officer, Bill Mudd to Churchill Downs Incorporated. Bill joins us from General Electric and brings to our Company key experience in domestic and international finance as well as an extensive business background that will help us continue to strengthen our  management team.”

A conference call regarding this release is scheduled for Thursday, Nov. 8, at 9 a.m. EST.  Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (617) 213-8858 and entering the pass code 71251983 least 10 minutes before the appointed time. The online replay will be available at approximately noon EDT and continue for two weeks. A two-week telephonic replay will be available one hour after the call ends by dialing (888) 286-8010 and entering 74847533 when prompted for the access code. A copy of this news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, Churchill Downs’ operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of Churchill Downs’ financial results in accordance with GAAP.

Churchill Downs Incorporated (“Churchill Downs”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. Churchill Downs’ four racetracks in Florida, Illinois, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap and Louisiana Derby. Churchill Downs racetracks have hosted seven Breeders’ Cup World Championships. Churchill Downs also owns off-track betting facilities and has interests in various advance-deposit wagering, television production, telecommunications and racing services companies, including a 50-percent interest in the national cable and satellite network HorseRacing TVTM, that support the Company’s network of simulcasting and racing operations. Churchill Downs trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements.  All forward-looking statements made in this news release are made pursuant to the Act.  The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Illinois law that impact revenues of racing operations in Illinois; the presence of wagering facilities of Indiana racetracks near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to execute on our temporary and permanent slot facilities in Louisiana; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters, including Hurricanes Katrina, Rita and Wilma on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; our ability to integrate businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

Investors and other interested parties should read this news release in conjunction with the Condensed Consolidated Financial Statements included in this Quarterly Report on Form 10-Q and the Company’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2006, for further information, including Part I — Item 1A for a discussion regarding some of the reasons that actual results may be materially different from those we anticipate, as modified by Part II — Item 1A of this Quarterly Report on Form 10-Q.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS
for the three and nine months ended September 30, 2007 and 2006
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net revenues	$103,905	$97,046	$321,680	$296,401

Operating expenses	86,264	82,845	247,766	229,178
Selling, general and administrative expenses	13,009	10,820	35,903	33,208
Insurance recoveries, net of losses	—	(1,832)	(784)	(12,954)

Operating profit	4,632	5,213	38,795	46,969

Other income (expense):
Interest income	163	244	828	549
Interest expense	(1,123)	(371)	(2,254)	(1,280)
Equity in loss of unconsolidated investments	(1,278)	(319)	(2,271)	(614)
Miscellaneous, net	484	437	2,977	1,423
	(1,754)	(9)	(720)	78

Earnings from continuing operations before provision for income taxes	2,878	5,204	38,075	47,047

Provision for income taxes	(1,741)	(2,339)	(15,906)	(19,294)

Net earnings from continuing operations	1,137	2,865	22,169	27,753

Discontinued operations, net of income taxes:
(Loss) earnings from operations	(319)	1,685	(41)	(123)
Gain (loss) on sale of business	—	4,197	(182)	4,197

Net earnings	$818	$8,747	$21,946	$31,827

Net earnings per common share:

Basic
Net earnings from continuing operations	$0.08	$0.21	$1.60	$2.05
Discontinued operations	(0.02)	0.43	(0.02)	0.30
Net earnings	$0.06	$0.64	$1.58	$2.35

Diluted
Net earnings from continuing operations	$0.08	$0.21	$1.59	$2.04
Discontinued operations	(0.02)	0.43	(0.01)	0.29
Net earnings	$0.06	$0.64	$1.58	$2.33

Weighted average shares outstanding
Basic	13,509	13,149	13,436	13,116
Diluted	14,038	13,656	13,937	13,635

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three and nine months ended September 30, 2007 and 2006
(Unaudited)
(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2007	2006	2007	2006
Net revenues from external customers:
Churchill Downs Racetrack	$7,271	$11,055	$102,117	$104,386
Arlington Park	38,100	35,370	80,052	74,739
Calder Race Course	33,046	34,228	60,879	63,188
Louisiana Operations	15,014	15,048	63,327	50,800
Total racing operations	93,431	95,701	306,375	293,113
Other investments	9,863	998	13,626	1,741
Corporate	611	471	1,631	1,544
Net revenues from continuing operations	103,905	97,170	321,632	296,398
Discontinued operations	—	18,414	7,837	39,239
	$103,905	$115,584	$329,469	$335,637

Intercompany net revenues:
Churchill Downs Racetrack	$339	$172	$2,041	$1,114
Arlington Park	551	311	807	507
Calder Race Course	293	214	483	376
Louisiana Operations	6	—	238	23
Total racing operations	1,189	697	3,569	2,020
Other investments	351	443	1,006	1,281
Eliminations	(1,540)	(1,264)	(4,527)	(3,298)
	—	(124)	48	3
Discontinued Operations	—	124	(48)	(3)
	$—	$—	$—	$—

Segment EBITDA and net earnings:
Churchill Downs Racetrack	$(3,951)	$(2,606)	$36,625	$35,270
Arlington Park	8,526	4,112	10,726	3,839
Calder Race Course	4,940	8,041	5,662	8,436
Louisiana Operations	(330)	1,211	5,502	16,027
Total racing operations	9,185	10,758	58,515	63,572
Other investments	1,177	472	(667)	1,170
Corporate	(383)	(1,120)	(1,644)	(2,836)
Total EBITDA from continuing operations	9,979	10,110	56,204	61,906
Eliminations	—	(65)	56	103
Depreciation and amortization	(6,141)	(4,714)	(16,759)	(14,231)
Interest income (expense), net	(960)	(127)	(1,426)	(731)
Provision for income taxes	(1,741)	(2,339)	(15,906)	(19,294)
Net earnings from continuing operations	1,137	2,865	22,169	27,753
Discontinued operations, net of income taxes	(319)	5,882	(223)	4,074
Net earnings	$818	$8,747	$21,946	$31,827

Certain financial statement amounts have been reclassified in the prior periods to conform to current period presentation.

CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$15,599	$20,751
Restricted cash	12,396	12,704
Accounts receivable, net	30,580	42,316
Deferred income taxes	6,270	6,274
Income taxes receivable	6,030	12,217
Other current assets	10,329	8,857
Assets held for sale	—	25,422
Total current assets	81,204	128,541

Plant and equipment, net	355,639	336,068
Goodwill	107,034	53,528
Other intangible assets, net	39,850	16,048
Other assets	15,568	12,143
Total assets	$599,295	$546,328

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,383	$21,476
Purses payable	15,211	18,128
Accrued expenses	38,032	40,781
Dividends payable	—	6,670
Deferred revenue	10,399	26,165
Liabilities associated with assets held for sale	—	13,671
Total current liabilities	95,025	126,891

Long-term debt	55,049	—
Note payable, related party	14,129	13,393
Other liabilities	21,983	22,485
Deferred revenue	19,680	20,416
Deferred income taxes	13,406	13,064
Total liabilities	219,272	196,249

Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 13,683 shares issued September 30, 2007 and 13,420 shares issued December 31, 2006	137,254	128,937
Retained earnings	242,769	221,142
Total shareholders’ equity	380,023	350,079
Total liabilities and shareholders’ equity	$599,295	$546,328